EXHIBIT 10.3

STATE OF ISRAEL

Petroleum Law   5712-1952

PRELIMINARY PERMIT
NUMBER 201 /”ISSACHAR-ZEBULUN”

BY VIRTUE OF MY AUTHORITY IN ACCORDANCE WITH SECTION 7 OF THE PETROLEUM LAW 5712-1952

IT IS HEREBY ISSUED TO ZION OIL & GAS INC (100%)

PELIMINARY PERMIT
To carry out preliminary inspections, including geologist and geophysics works so as to ascertain the possibility of discovering petroleum within the area as described in the First Addendum which is an integral part of the preliminary permit herein.

THIS PRELIMINARY PERMIT
is granted pursuant to the provisions of the Petroleum Law 5712-1952 and regulations thereof, and subject to the permit owner complying with the law and regulations as aforesaid, as per the specific terms as set forth in the Second Addendum  which is an integral part of the preliminary permit herein.

The validity of this preliminary permit shall expire on the date	30 of Shevat 5772
23 February 2011

Issued in Jerusalem on the date	4th of Elul 5769
24 August 2009

Dr.   Yaakov Mimran
Oil Commissioner

STATE OF ISRAEL

Petroleum Law   5712-1952

PRELIMINARY PERMIT
NUMBER 201 /”ISSACHAR-ZEBULUN”
For Zion Coordinates FIRST ADDENDUM

DESCRIPTION OF THE AREA

From Zion coordinate	215000/730000	east
To Zion coordinate	23000/730000	thence north east
To Zion coordinate	259500/735000	thence south
To Zion coordinate	259505/732160	then south along the international border
To Zion coordinate	254041/707000	thence west
To Zion coordinate	246000/707000	thence north west
To Zion coordinate	242600/719000	thence west
To Zion coordinate	223300/719000	thence south west along the green line
To Zion coordinate	218322/715005	thence north
To Zion coordinate	213000/722000	thence return north east
To Zion coordinate	215000/730000

The entire area is 660,420 dunam( 660.42 square kilometers)

The coordinates are based on the new Israeli network.

1. The boundary of the area shall be as they are in the above description notwithstanding any apparent change from the demarcation in the maps submitted by the preliminary permit recipient.

Issued in Jerusalem on the date	4th of Shevat 5769
24 August 2009

Dr.   Yaakov Mimran
Oil Commissioner

STATE OF ISRAEL

Petroleum Law   5712-1952

PRELIMINARY PERMIT
NUMBER 201 /”ISSACHAR-ZEBULUN”

Second Addendum

Specific Terms

During the period of the permit the owner of the permit shall carry out the following work program:

1. Execute an agreement with a contractor for geophysics works to perform reprocessing of approximately 100 km of existing seismic lines -within a month from the date that the permit was issued.

2. Reprocessing the above lines and presenting a report to the Commissioner within 6 months.

3. Execute an agreement with a contractor for geophysics works to perform a survey of new seismic lines having a length of approximately 30 km within 8 months from the date that the permit was issued.

4. Carry out a seismic survey and interpretation thereof- within 12 months from the date that the permit was issued.

5. Integrating all of the data and presenting a drilling prospect within the permit area up to the date that the permit expires.

6. Submitting quarterly reports  pursuant to regulation 4  of the Petroleum Regulations and a month before the expiration of the preliminary permit a report will be submitted, 2 copies, with respect to the works that have been performed in the area and the findings therein, and the investment that the company invested. The report shall include the following:
a. Prospect evaluation of the various plays.
b. Structural maps (time and depth) and isopach maps regarding Mesozoic and Cenozoic   key horizons.
c. Attribute maps with the appropriate context, in the event that these are prepared.
d. Paleogeographical maps of the structural units which constitute the various plays.
e. Evaluating the petroleum potential and movement path of the hydrocarbons.

7. The final report shall include all the works that were performed in the permit area and the following items shall be attached (in the event that they have not been submitted previously in the quarterly reports or pursuant to clause 5 above): all the geophysics material, including copies of field tapes of magnetic data, accompanied documentary material such as surveyor reports, operator reports, location reports, results from processing new seismic lines and reprocessing old seismic lines. The relevant material shall be submitted by magnetic film and semi original – mailer type.
No original geophysics material such as magnetic films etc’ shall be taken out of the country – only copies may be taken out of the country.

Non compliance with the above terms shall bring about the immediate termination of the permit from the date of non compliance of the terms.

Issued in Jerusalem on the date	4th of Shevat 5769
24 August 2009

Dr.   Yaakov Mimran
Oil Commissioner

Ministry of National Infrastructure

August 24, 2009
4th Elul 5769

Richard Rinberg
Zion Oil & Gas Inc.

Re: Preliminary Permit With Priority Rights -201/”Issachar- Zebulun”

1.           We hereby inform you that pursuant to my authority  in accordance with  section 7A of the Petroleum Law 5712-1952  ( hereinafter “the Petroleum Law”) and after consultation with the advisory council in accordance with the said Law  and in view of the  work program  as set forth in  the second Addendum  to the Preliminary Permit 201/”Issachar – Zebulun”( hereinafter the “Preliminary Permit”) , with an estimated cost of $450,000 I have resolved to grant priority rights to receive petroleum rights in the area as set forth in  the Preliminary Permit to Zion Oil & Gas Ltd , subject to execution  of the aforesaid plan.

2.           Priority rights to receive petroleum rights in the area of the Preliminary Permit is subject to fulfillment of the terms of the Preliminary Permit, in execution of the work programs and fulfillment of the relevant provisions of the Petroleum Law with respect to the subject matter.

3.           The priority rights shall be valid for 18 months or until expiration of the Preliminary Permit the earlier of the two dates.

4.           The grant of the priority rights shall not be deemed to exempt the permit holder from fulfilling all of the requirements to receive a license in accordance with the Law, including requirements with respect to financial stability or undertaking to invest that will be required as a condition precedent to the grant of a license. You are referred also to sections 17, 27 and 56 of the Petroleum Law.

Sincerely

Dr. Uzi Landau
Minister of National Infrastructure